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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement
No. 33-80629 of Advantage Marketing Systems, Inc. on Form SB-2 of our reports on the financial statements of Advantage Marketing Systems, Inc. and Miracle Mountain International, Inc. dated March 29, 1996 (except as to Note 11, for which the date is October 29, 1996), and June 21, 1996, respectively, appearing in the Prospectuses, which are part of this Registration
Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma

November 8, 1996